As filed with the Securities and Exchange Commission on September 14, 2001

                      Registration Number 333-39434


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO

                                 FORM SB-2

                          REGISTRATION STATEMENT
                                UNDER THE
                          SECURITIES ACT OF 1933



                      Ultradata Systems, Incorporated
__________________________________________________________________________
               (Name of Small Business Issuer in its Charter)

           Delaware                  3679                        43-1401158
---------------------------------------------------------------------------
(State or other Jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization    Industrial Classification    Identification
                                  Code Number)                 Number)

                             MONTE ROSS, PRESIDENT
                        Ultradata Systems, Incorporated
                         9375 Dielman Industrial Drive
                               St. Louis, MO 63132
                                 (314) 997-2250
(Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                       _________________________________

                                    Copy to


                               ROBERT BRANTL, ESQ.
                                322 Fourth Street
                               Brooklyn, NY 11215
                               Attorney for Issuer
                                 (718) 768-6045





    On September 13, 2001 the offering of securities under this Registration Statement was completed. At that time, 2,633,814 shares of common stock that were included in the Registration Statement remained unsold. Ultradata Systems, Incorporated, therefore, hereby de-registers those 2,633,814 shares.

                                  SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, Ultradata Systems, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of St. Louis and the State of Missouri on the 14th day of September, 2001.

          ULTRADATA SYSTEMS, INCORPORATED


          By:\s\Monte Ross
             Monte Ross, Chairman


    In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on September 14, 2001.

Name                    Title
-----------------------------------------------
/s/Monte Ross           Chief Executive Officer, Director
--------------------
 Monte Ross

/s/Ernest Clarke        Chief Financial and Accounting Officer, Director
--------------------
 Ernest Clarke

/s/Mark L. Peterson     Director
--------------------
 Mark L. Peterson

                        Director
--------------------
Donald Rattner

                        Director
--------------------
Howard Krollfeifer, Jr.